UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2021

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1900 FIFTH AVENUE NORTH BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B	RF PRB	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, the Board of Directors (the “Board”) of Regions Financial Corporation (“Regions” or the “Company”) appointed Joia M. Johnson to the Board, such appointment to be effective on July 20, 2021. Ms. Johnson was also appointed to serve as a member of the Board of Directors of the Company’s wholly owned subsidiary, Regions Bank (together with the Board, the “Boards”), also effective on July 20, 2021. The appointment of Ms. Johnson increases the size of the Boards to thirteen (13) members. Ms. Johnson will serve on the Nominating and Corporate Governance Committee and the Risk Committee of the Boards.

The Boards affirmatively determined that Ms. Johnson is independent under New York Stock Exchange listing standards and the Company’s Corporate Governance Principles. There are no arrangements or understandings with other persons pursuant to which Ms. Johnson was appointed to the positions described above. Additionally, there are no related person transactions involving Ms. Johnson that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Johnson, 61, recently retired as Chief Administrative Officer, General Counsel, and Corporate Secretary for Hanesbrands Inc. (“Hanesbrands”), positions that she held since 2016. She joined Hanesbrands in 2007 as Chief Legal Officer, General Counsel, and Corporate Secretary. Ms. Johnson’s leadership position with Hanesbrands included serving as executive leader for the Hanesbrands Board of Directors’ Compensation Committee and Governance and Nominating Committee. She also oversaw legal, corporate social responsibility, human resources, real estate, and government/trade relations functions for the company. Prior to joining Hanesbrands in 2007, Ms. Johnson served as Executive Vice President, General Counsel, and Corporate Secretary of RARE Hospitality International, Inc. Ms. Johnson currently serves on the Board of Directors of Global Payments Inc.

Ms. Johnson is a graduate of Duke University. She also earned a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania and a law degree from the University of Pennsylvania School of Law.

Ms. Johnson will receive customary fees and equity awards from the Company for serving as a Director in accordance with Regions’ Director Compensation Program, as described in the Company’s 2021 proxy statement filed with the Securities and Exchange Commission on March 5, 2021. Under the Director Compensation Program, the Boards approved a grant to Ms. Johnson of restricted stock units under the Regions 2015 Long Term Incentive Plan, to be made as of July 20, 2021, with a grant date value equal to $97,500, which is the prorated amount of the annual equity retainer paid uniformly to all non-employee Directors. The restricted stock units are subject to a continued service requirement and become vested on the date of the 2022 Annual Meeting of Shareholders, or earlier in the case of death or disability or upon termination without cause following a change in control of Regions.

Item 8.01	Other Events.

On June 22, 2021, the Company issued a press release announcing the appointment of Ms. Johnson to the Boards. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regions Financial Corporation

Date: June 22, 2021	By:	/s/ Tara A. Plimpton
Name: Tara A. Plimpton
Title: Chief Legal Officer and Corporate Secretary